Exhibit h(iv)

SECOND AMENDMENT AGREEMENT
Amending the Terms of a Fund Administration and Accounting Agreement

This Second Amendment Agreement, made as of 1st November 2017, is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust, and the Bank of New York Mellon, a New York banking organization (“BNY”).

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and BNY entered into a fund administration and accounting agreement on September 29, 2000 (the “Original Agreement”).  The Original Agreement was amended on June 15, 2015 (as amended, the “Administration Agreement”).  Pursuant to the Administration Agreement, ten series of the Trust appointed BNY as fund administrator and accountant.

In accordance with Section 10 of the Administration Agreement, the parties now wish to amend the Administration Agreement to allow a new series of the Trust to appoint BNY as fund administrator and accountant and to reflect the current officers of the Trust.

By executing this Second Amendment Agreement, the parties agree to be bound by the terms of the Administration Agreement as herein amended, as if the new series of the Trust was a party to the Original Agreement, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Administration Agreement as follows:

1.                                      Amendment to Exhibit

1.1                               Exhibit A is deleted in its entirety and replaced with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS, on behalf of each of The Emerging Markets Fund, The EAFE Fund, The International Equity Fund, The Global Alpha Equity Fund, The U.S. Equity Growth Fund, The EAFE Choice Fund, The International Choice Fund, The EAFE Pure Fund, The Long Term Global Growth Equity Fund, The Asia Ex Japan Fund, The International Concentrated Growth Fund, The Global Select Equity Fund and The Positive Change Equity Fund

/s/ Julie Paul
Name: Julie Paul
Authority: Vice President, Baillie Gifford Funds

THE BANK OF NEW YORK MELLON	/s/ Daron Pearce
	Name:	Daron Pearce
	Authority:	CEO EMEA Asset Servicing

Exhibit A

The International Equity Fund

The International Choice Fund

The International Concentrated Growth Fund

The EAFE Fund

The EAFE Choice Fund

The EAFE Pure Fund

The Emerging Markets Fund

The Global Alpha Equity Fund

The Global Select Equity Fund

The U.S. Equity Growth Fund

The Long Term Global Growth Equity Fund

The Asia Ex Japan Fund

The Positive Change Equity Fund